UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 7, 2005

CURON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31519	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46117 Landing Parkway

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 661-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 7, 2005, Curon Medical, Inc. (the “Company”) entered into the Stock Purchase Agreement attached hereto as Exhibit 4.1 (the “Agreement”) with certain accredited investors named therein (the “Investors”). Pursuant to the Agreement, the Investors purchased, at a first closing on April 8, 2005, 4,962,614 shares of common stock of the Company, at a price of $0.65 per share. The aggregate consideration from that first closing was $3,225,699.10.

In connection with the first closing, the Investors also received warrants in the form attached hereto as Exhibit 4.2 to purchase an additional 2,481,298 shares of common stock of the Company. The warrants have a term of five years starting six months and one day from April 8, 2005 and an exercise price equal to $1.00.

Pursuant to the Agreement, the Investors deposited an additional $8,113,602 into escrow to purchase 12,482,464 shares of the Company’s common stock at a second closing. The second closing is subject to approval by the Company’s stockholders. In connection with the second closing, if approved, the Investors will also receive warrants in the form attached hereto as Exhibit 4.2 to purchase an additional 6,241,241 shares of common stock of the Company. These warrants will have a term of five years and an exercise price equal to $1.00.

The financing was completed pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. Each investor is an accredited investor under the Securities Act and the securities were sold without any general solicitation by the Company or its representatives.

SVB Alliant and The Robins Group acted as placement agents for the financing, and will each receive placement fees in connection with the consummation of the financing. SVB Alliant will receive a cash fee of 5% of the gross proceeds of the financing, and The Robins Group LLC will receive 2% of the gross proceeds of the financing and warrants exercisable for up to 523,352 shares of Common Stock. These warrants issuable to The Robins Group LLC will have the same terms as the warrants issued to the Investors.

On April 8, 2005, the Company issued the press release attached hereto as Exhibit 99.1 regarding the transactions described in this report.

The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 4.1, 4.2, and 99.1, each of which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
4.1	Stock Purchase Agreement dated April 7, 2005 by and between Curon Medical, Inc. and the Investors named therein

4.2	Form of Common Stock Purchase Warrant

99.1	Press Release of Curon Medical, Inc. dated April 8, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURON MEDICAL, INC.

By:	/s/ Larry Heaton
Larry Heaton President, Chief Executive Officer

Date: April 8, 2005

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INDEX TO EXHIBITS

Index Number	Description of Document
4.1	Stock Purchase Agreement dated April 7, 2005 by and between Curon Medical, Inc. and the Investors named therein

4.2	Form of Common Stock Purchase Warrant

99.1	Press Release of Curon Medical, Inc. dated April 8, 2005

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